Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--81, Defined Asset Funds (California, New Jersey and New York)

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-57175 of our opinion dated March 15, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 19, 2000